# Delaware

The First State

*I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BRB FOODS LTD." AS RECEIVED AND FILED IN THIS OFFICE.*

*THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:*

*CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF OCTOBER, A.D. 2022, AT 8:35 O`CLOCK A.M.*

*AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "BRB FOODS LTD.".*

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1847

7080596 8100H
SR# 20233401528

Authentication: 204087375
Date: 09-01-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:35 AM 10/13/2022
FILED 08:35 AM 10/13/2022
SR 20223760516 - File Number 7080596

# STATE *of* DELAWARE
# CERTIFICATE *of* INCORPORATION
# A STOCK CORPORATION

## FIRST - Name

The name of the Corporation is:
BRB FOODS LTD.

## SECOND – Registered Agent

Its registered office in the State of Delaware is to be located at 8 The Green, Ste R, in the City of Dover County of Kent Zip Code 19901. The registered agent in charge thereof is Resident Agents Inc.

## THIRD - Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

## FOURTH - Stock

The amount of the total stock of this corporation is authorized to issue is 30,000,000 shares (number of authorized shares) with a par value of $0.001 per share.

## FIFTH - Incorporator

The name and mailing address of the incorporator are as follows:

Resident Agents Inc. – 8 The Green, Ste R,
Dover, DE 19901

**I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 13th day of October, A.D. 2022.

BY: Riley Park

Resident Agents Inc. Incorporator
Riley Park, Assistant Secretary

# STATE OF WYOMING
## Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that

**BRB FOODS LTD.**

an entity originally organized under the laws of Delaware on October 13, 2022, did on September 28, 2023 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of State of Wyoming.

I further certify that **BRB FOODS LTD.** renounced its jurisdiction of formation and is now formed under the laws of the State of Wyoming in accordance with Wyoming statutes.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **28th** day of **September**, **2023**.

Secretary of State

By: Carmen Ponce

Filed Date: 09/28/2023